EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

                                                         STATE OF                                       PERCENTAGE
NAME                                                                     INCORPORATION                            OF OWNERSHIP
The Ohio Valley Bank Company                                                      Ohio                                                    100%

Loan Central, Inc.                                                                               Ohio                                                    100%

Ohio Valley Financial Services
  Agency, LLC                                                                                     Ohio                                                    100%

Ohio Valley Statutory Trust I                                                      Connecticut                                             100%

Ohio Valley Statutory Trust III                                                      Delaware                                                100%